  Exhibit 99.1

Issuer Direct Reports First Quarter Financial Results

Total Revenue Increases 24% while Platform and Technology Revenue Increases 25% Year Over Year to 58% of Total Revenue

MORRISVILLE, NC / ACCESSWIRE / May 3, 2018 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended March 31, 2018. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

First Quarter 2018 and Recent Highlights:

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Total revenue was $3,530,000, a 24% increase from $2,856,000 in Q1 2017 and a 4% increase from $3,398,000 in Q4 2017.
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Platform and Technology revenue increased 25% from Q1 2017 and 13% from Q4 2017.
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Overall gross margin was 71%, compared to 74% in Q1 2017 and 73% in Q4 2017.
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Platform and Technology gross margin was 79%, down from 85% in Q1 2017 and 83% in Q4 2017.
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GAAP earnings per diluted share was $0.10 compared to $0.11 in Q1 2017 and $0.24 in Q4 2017.
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The Company generated cash flows from operations of $537,000 compared to $647,000 in Q1 2017 and $417,000 in Q4 2017.
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On April 6, 2018, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per share, marking the eleventh straight quarter of paying dividends.

Customer Count Metrics:

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The Company had 1,845 Platform and Technology customers during Q1 2018, compared to 1,761 during Q1 2017 and 1,819 during Q4 2017.
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The Company had 571 Services customers during Q1 2018, compared to 517 during Q1 2017 and 579 during Q4 2017.

Brian Balbirnie, CEO of Issuer Direct, commented, “We had a very good first quarter. Platform and Technology revenue grew 25% year over year, to 58% of total revenue and EBITDA increased to $655,000, which is a 24% increase compared to the first quarter of 2017. On the balance sheet, cash grew by 12% since year-end to $5.5 million, and deferred revenue grew 27% since year-end, highlighting the success we had during the quarter of focusing on platform sales. We continue to build our pipeline in our platform business by not only generating new customers, but cross selling and converting our current customers.”

Mr. Balbirnie continued, “We are very pleased with the start to 2018. Looking ahead, we are focused on increasing our platform business, expanding our newswire distribution and overall client count, which we believe will accelerate earnings growth.”

Financial Results for the First Quarter Ended March 31, 2018:

Total revenue for the first quarter of 2018 was $3,530,000 compared to $2,856,000 for the same period of 2017, an increase of $674,000, or 24%. Revenue from customers obtained from our recent acquisition of Interwest Transfer Company, Inc. (“Interwest”) was approximately $418,000 during the first quarter of 2018.

Platform and Technology revenue increased $412,000 or 25%, during the first quarter of 2018, as compared to the first quarter of 2017. The increase is due to an increase in revenue from our ACCESSWIRE® offering, as we continue to penetrate the newswire market. We also achieved revenue growth due to the addition of Interwest customers as well as from increased subscriptions of Platform id.. As a percentage of overall revenue, Platform & Technology revenue increased to 58% of total revenue for the three months ended March 31, 2018, compared to 57% for the same period of 2017. It is important to note, due to a newly adopted accounting principle, certain revenue related to the electronic dissemination of a customer’s annual report that was previously reported as Service revenue has been reclassified as Platform and Technology revenue for the three months ended March 31, 2017.

Services revenue increased $262,000 or 21%, during the first quarter of 2018, as compared to the same period of 2017. Revenue from our transfer agent services increased, not only as a result of the acquisition of Interwest, but also due to an increase in corporate directives and actions of our customers. We also generated increased revenue from our print and proxy distribution services due to one-time projects. These increases were partially offset by the continued customer attrition we experienced in our legacy ARS business as companies elect to leave the service or transition to our electronic delivery alternative (reflected as Platform and Technology revenue). Additionally, we experienced continued decline in our XBRL services business as the market for these services commoditizes and we continue to experience pricing pressure and or customers elect to utilize our cloud-based platform.

Gross margin for the first quarter of 2018 was $2,509,000, or 71% of total revenue, compared to $2,110,000, or 74% of revenue in the first quarter of 2017. The decrease in gross margin percentage is primarily due to an increase in amortization of capitalized software associated with Platform id. of $140,000. Absent the increase in amortization, gross margin percentage would have been 75% for the quarter.

Operating income was $315,000 for the three months ended March 31, 2018, as compared to operating income of $375,000 during the same period of the prior year. Despite the increase in gross margin dollars noted above, the decrease in operating income is primarily attributable to increases in general and administrative expenses, sales and marketing expenses and product development expenses. Both general and administrative expenses and sales and marketing expenses increased due to new hires joining the Company in either the latter part of 2017 or early 2018. In an effort to increase revenue growth in 2018 and beyond, the Company increased its sales and marketing headcount by 25% over the same quarter of the prior year. Product development expenses increased as a result of less capitalization of costs and increased maintenance costs required to support Platform id. During the three months ended March 31, 2018, the Company recorded an income tax benefit of $10,000 compared to income tax expense of $41,000 during the same period of the prior year. The Company’s low effective tax rate for the periods, as compared to the applicable statutory rates, is due to benefits of $73,000 and $77,000, respectively, related to equity based compensation.

On a GAAP basis, we generated net income of $320,000 or $0.10 per diluted share, during the three months ended March 31, 2018, compared to $325,000, or $0.11 per diluted share during the same period of 2017.

First quarter EBITDA was $655,000, or 19% of revenue, compared to $529,000, or 19% of revenue during the first quarter of 2017. Non-GAAP net income was $458,000 or $0.15 per diluted share, compared to $437,000 or $0.15 per diluted share during the first quarter of 2017. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items, such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges and unusual, non-recurring gains and losses. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)

	Three Months ended March 31,
	2018	2017
	Amount	Amount
Net income:	$320	$325
Adjustments:
Depreciation and amortization	340	165
Interest expense (income)	5	(1)
Income tax expense (benefit)	(10)	40
EBITDA:	$655	$529

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended March 31,
	2018		2017
	Amount	Per diluted share	Amount	Per diluted share
Net income:	$320	$0.10	$325	$0.11
Adjustments:
Amortization of intangible assets (1)	125	0.04	83	0.03
Stock-based compensation (2)	142	0.05	146	0.05
Unusual, non-recurring loss (3)	-	-	10	0.01
Tax impact of adjustments (4)	(56)	(0.02)	(50)	(0.02)
Impact of discrete items impacting income tax expense (5)	(73)	(0.02)	(77)	(0.03)
Non-GAAP net income:	$458	$0.15	$437	$0.15

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
3)
The adjustment removes gains or losses during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the three months ended March 31, 2017, these losses include a loss on the change in fair value of stock received, in lieu of cash, related to the settlement of a receivable.
4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.
5)
The adjustment eliminates the income tax benefit of discrete items impacting income tax expense. For the three months ended March 31, 2018 and 2017, this relates to the excess stock-based compensation tax benefit recognized in income tax expense during the period.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

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Date, Time: Thursday May 3, 2018, 4:30 PM ET
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Toll-free: 877.407.8133
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International: 201.689.8040
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Live Webcast: https://www.investornetwork.com/company/816

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on May 31, 2018.

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Toll-free: 877.481.4010
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International: 919.882.2331
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Reference ID: 28017
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Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications  and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,000 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K/A for the year ended December 31, 2017, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:
Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2018	2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$5,483	$4,917
Accounts receivable (net of allowance for doubtful accounts of $444 and $425, respectively)	1,486	1,275
Income tax receivable	744	725
Other current assets	244	193
Total current assets	7,957	7,110
Capitalized software (net of accumulated amortization of $698 and $497, respectively)	2,548	2,749
Fixed assets (net of accumulated amortization of $402 and $388, respectively)	156	145
Other long-term assets	19	18
Goodwill	4,070	4,070
Intangible assets (net of accumulated amortization of $3,824 and $3,699, respectively)	2,733	2,858
Total assets	$17,483	$16,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$513	$666
Accrued expenses	558	613
Current portion of note payable (See Note 3)	288	288
Income taxes payable	66	65
Deferred revenue	1,125	887
Total current liabilities	2,550	2,519
Note payable – long-term (net of discount of $64 and $70, respectively) (See Note 3)	576	570
Deferred income tax liability	565	573
Other long-term liabilities	67	77
Total liabilities	3,758	3,739
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,062,120 and 3,014,494 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively.	3	3
Additional paid-in capital	10,703	10,400
Other accumulated comprehensive income	77	34
Retained earnings	2,942	2,774
Total stockholders' equity	13,725	13,211
Total liabilities and stockholders’ equity	17,483	$16,950

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,	March 31,
	2018	2017

Revenues	$3,530	$2,856
Cost of revenues	1,021	746
Gross profit	2,509	2,110
Operating costs and expenses:
General and administrative	1,004	911
Sales and marketing expenses	750	593
Product development	298	125
Depreciation and amortization	142	106
Total operating costs and expenses	2,194	1,735
Operating income	315	375
Other income (expense):
Other expense	—	(10)
Interest income (expense), net	(5)	1
Total other income (expense)	(5)	(9)
Net income before income taxes	310	366
Income tax (benefit) expense	(10)	41
Net income	$320	$325
Income per share – basic	$0.11	$0.11
Income per share – fully diluted	$0.10	$0.11
Weighted average number of common shares outstanding – basic	3,036	2,898
Weighted average number of common shares outstanding – fully diluted	3,111	2,980

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2018	2017
Net income	$320	$325
Foreign currency translation adjustment	43	6
Comprehensive income	$363	$331

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$320	$325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	340	165
Bad debt expense	43	32
Deferred income taxes	(8)	(1)
Non-cash interest expense (See Note 3)	6	—
Stock-based compensation expense	142	146
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(253)	(47)
Decrease (increase) in deposits and prepaid assets	(70)	(71)
Increase (decrease) in accounts payable	(154)	(32)
Increase (decrease) in accrued expenses	(66)	114
Increase (decrease) in deferred revenue	237	16
Net cash provided by operating activities	537	647

Cash flows from investing activities:
Capitalized software	—	(290)
Purchase of fixed assets	(25)	(2)
Net cash used in investing activities	(25)	(292)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	160	26
Payment of dividends	(152)	(145)
Net cash provided by (used in) financing activities	8	(119)

Net change in cash	520	236
Cash – beginning	4,917	5,339
Currency translation adjustment	46	14
Cash – ending	$5,483	$5,589

Supplemental disclosures:
Cash paid for income taxes	$12	$37
Non-cash activities:
Stock-based compensation - capitalized software	$—	$76